Exhibit 99.1

7 May 2007

Westpac Securitisation Management Pty Limited

Level 20

275 Kent Street

Sydney NSW 2000

Dear Sirs

WST Trusts

We have acted for Westpac Securitisation Management Pty Limited (WSM) in connection with the preparation of the following documents:

(a)	Prospectus (the Prospectus);

(b)	form of Prospectus Supplement (the Prospectus Supplement);

(c)	Registration Statement on Form S-3, File No. 333-140399 together with exhibits and any amendments to it (the Registration Statement);

(d)	Master Trust Deed dated 14 February 1997 between The Mortgage Company Pty Limited and Westpac Securities Administration Limited (the Master Trust Deed);

(e)	form of Series Notice between, among others, WSM and Westpac Securities Administration Limited as trustee (in that capacity, the Issuer Trustee);

(f)	form of Note Trust Deed between, among others, WSM and the Issuer Trustee;

(g)	form of Security Trust Deed between, among others, WSM and the Issuer Trustee;

(h)	form of Agency Agreement between, among others, WSM and the Issuer Trustee; and

(i)	Servicing Agreement dated 12 March 2002 between Westpac Banking Corporation, the Issuer Trustee and WSM,

(collectively the Prospectus Documents) as filed by WSM with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933, as amended (the Act), relating to the Notes (as defined below).

The Prospectus Documents relate to the offer and sale of Mortgage Backed Notes (the Notes) to be issued by the Issuer Trustee.

Definitions in the Prospectus Documents apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

Westpac Securitisation Management Pty Limited

1.	Documents

We have examined a copy of the Prospectus Documents.

2.	Assumption

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.	Qualifications

Our opinion is subject to the following qualifications:

(a)	we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States of America; and

(b)	our opinion is subject to the explanations and qualifications set forth under the caption “Australian Tax Matters” in the Prospectus and the Prospectus Supplement.

4.	Opinion

Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion.

(a)	Any final and conclusive judgment of a court of the State of New York, USA, or the United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation under a Note, which is for a fixed sum of money, would be enforceable by action in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York court or the United States Federal Court, as applicable, unless:

(i)	the proceedings in the New York State court or the United States Federal Court, as applicable, involved a denial of the principles of natural justice;

(ii)	the judgment is contrary to the public policy of the Relevant Jurisdiction;

(iii)	the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

(iv)	the judgment is a penal or revenue judgment; or

(v)	there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment or the New York State Court or the United States Federal Court (as applicable).

Westpac Securitisation Management Pty Limited

In particular, actions (including as original actions or actions to enforce judgments of a United States court) relating to civil liabilities predicated on Federal securities laws of the United States may not be capable of being brought in a Relevant Jurisdiction.

(b)	A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-3 and we consent to the references to our firm under the heading "Enforcement of Foreign Judgments in Australia" in each of the Prospectus and the Prospectus Supplement, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

Allens Arthur Robinson

/s/ Allens Arthur Robinson

Andrew Jinks

Partner